Exhibit 10.3

WARRANT CONTRIBUTION AGREEMENT

THIS WARRANT CONTRIBUTION AGREEMENT (this “Agreement”) is made as of this 23rd day of November, 2021, by and between Scopus BioPharma Inc., a Delaware corporation (the “Company”) and HCFP/Capital Partners 18B-2 LLC, a Delaware limited liability company (“HCFP”).

WHEREAS, in connection with the transactions contemplated by that certain Securities Purchase Agreement (as may be amended or supplemented, the “Purchase Agreement”), dated as of November 21, 2021, by and among the Company and the Purchasers identified therein, the Company has deemed it appropriate for HCFP, and HCFP has agreed to, on the terms set forth herein, contribute to the Company 3,000,000 W Warrants, of the Company issued by the Company to HCFP (“Contributed Warrants”) in exchange for the cancellation of the $1.5 million contingent promissory note, including any and all interest, (the “Note Receivable”) from HCFP.

NOW, THEREFORE, in consideration for their mutual promises and intending to be legally bound, the parties agree as follows:

1. Contribution of Warrants in connection with Cancellation of the Note Receivable. On the date hereof and substantially simultaneously with the closing under the Purchase Agreement, HCFP hereby contributes to the Company, and the Company shall accept from HCFP and promptly cancel, the Contributed Warrants and the Note Receivable, including any and all interest.

2. Release of Reserved Common Stock. Upon cancellation of the Contributed Warrants, the Company shall release from its authorized share reserve 6,000,000 shares of Common Stock of the Company which equals the number of shares of Common Stock that had been reserved for the Contributed Warrants.

3. No Injunction. The contribution and cancellation of the Contributed Warrants and the cancellation of the Note Receivable shall be null and void ab initio if there is any temporary restraining order, injunction, other legal proceeding, or event which has the effect of preventing, delaying or unwinding the transactions contemplated by the Securities Purchase Agreement

4. Governing Law; Venue. This Agreement and any dispute arising from the performance or breach hereof (whether in contract, tort or otherwise) shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to conflicts of laws principles which would direct the application of the laws of another jurisdiction. All claims arising out of or relating to this Agreement will be litigated exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan, and the parties consent to personal jurisdiction in such court.

5. Entire Agreement; Amendments. This Agreement and the documents contemplated hereby represent the entire agreement among the parties hereto with respect to the subject matter hereof, and no amendment hereto shall be effective unless in writing and signed by the party sought to be charged thereby.

6. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

7. Further Actions. Each party shall execute, acknowledge and deliver such further instruments, and do all such other acts, including by causing the parties to take any such acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement (including, without limitation, the contribution and cancellation of warrant certificates).

8. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Warrant Contribution Agreement to be executed by their duly authorized representatives as of the date first set forth above.

SCOPUS BIOPHARMA, INC.

By:	/s/ Joshua Lamstein
Name:	Joshua Lamstein
Title:	Chainman

Signature page to Warrant Contribution Agreement

IN WITNESS WHEREOF, the parties have caused this Warrant Contribution Agreement to be executed by their duly authorized representatives as of the date first set forth above.

HCFP/Capital Partners 18B-2 LLC

By:	/s/ Joshua Lamstein
Name:	Joshua Lamstein
Title:	Authorized Signatory

Signature page to Warrant Contribution Agreement